VANSTAR FILMS, INC.
                               SHAREHOLDERS' LIST
                               AS AT JUNE 20, 2000

SHAREHOLDER                           NUMBER OF SHARES               STATUS
-----------                           ----------------               ------
Vicci Lynn Barkwell                         10,000
Dennis Bartel                               10,000
Ross Belyea                                  1,000
Janet Blair                                 10,000
Cede & Co.                               1,192,500
Alan Cole                                   10,000
Grant D. Curran                             15,000                 Restricted
Gary Derrett                                10,000
Michael Down                               400,000
Beverly Fleetham                             1,000                 Restricted
Great Reserve Corporation                   15,000
Bob Greyall                                 10,000
Hepting Holdings Ltd.                       10,000
Sonia Herregods                              1,000                 Restricted
Patricia Howe                               10,000
Glen Hubbard                                10,000
Anne Huber                                 900,000                 Restricted
Henry Huber                                 50,000                 Restricted
Ibex Investments Ltd.                      100,000                 Restricted
Interior Holdings Ltd.                     190,000                 Restricted
                                                                (170,000 shares)
Palmela Konechy                              1,000
Douglas H. Lockwood and
Gertrude Mary Lockwood                      10,000
Frank Lockwood and Lucille                  10,000
Lockwood

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SHAREHOLDER                          NUMBER OF SHARES               STATUS
-----------                          ----------------               ------
Harry Malek                                  1,000
Eli Mayfield                                 1,000
John McKinnon                                1,100                 Restricted
Meridian Enterprises Inc.                   25,000
John Morrison                               20,000
Ken Oberle                                  15,000
Paxxviii Holdings Ltd.                      50,000
Paul Renfrit                                10,000
Brian Robson                                50,000                 Restricted
Chris Robson                                50,000                 Restricted
Noah Russell                                10,000
Ken Sainiuk and Sandra                       1,500                 Restricted
Sainiuk
Johanna Schurter                            10,000
Brandon Stauber                              1,000
Deborah J. Stauber                           1,000
Bruce Stratton                              10,000
Ron Szoczei                                 10,000
Louis Tardif                             1,250,000                 Restricted
Tardif Holdings Ltd.                       250,000                 Restricted
Paulette Thomson                           145,000
Margaret Waterhouse                          1,000
Susan Watson                                 1,400                 Restricted
Paul H. West                                50,000
Barbara Yeomans                              1,000
Melvin Zajac                                10,000